UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Exhibit Index

Exhibit 10.1	Employment Agreement, by and among the Company, Ormat Systems Ltd. and Isaac Angel, dated February 11, 2014.

Exhibit 10.2	Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated).

Exhibit 99.1	Press Release, dated as of February 11, 2014: Ormat Board Names Mr. Isaac Angel as CEO.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On February 11, 2014, Ormat Technologies, Inc. (the "Company") announced that its Board of Directors has named Mr. Isaac Angel as Chief Executive Officer of the Company, effective July 1, 2014 (the "Effective Date"). Mr. Angel will succeed Mrs. Yehudit (Dita) Bronicki, current Chief Executive Officer of the Company, who, as announced by the Company on November 5, 2013, will retire from her position effective June 30, 2014.

Mr. Angel, 57, spent 27 years in various positions at Lipman Electronic Engineering Ltd., including as its President and CEO, from February 1999 to November 2006, when it was acquired by VeriFone Holdings Inc. During his years with Lipman, which began in 1979, Mr. Angel held positions focused on research and development and sales and marketing. After the acquisition by VeriFone, he served as Executive Vice President, Global Operations of VeriFone from 2006 to 2008. From 2008 to 2009, Mr. Angel served as Executive Chairman of LeadCom Integrated Solutions Ltd. Mr. Angel is a director of Frutarom Industries Ltd. since 2008 and served as a director for Retalix Ltd. from 2012 until it was acquired in 2013. In recent years, Mr. Angel has also been active making personal investments and supporting a wide variety of philanthropic endeavors.

A copy of the press release issued by the Company on February 11, 2014 announcing the foregoing changes in management, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment, Mr. Angel has entered into an employment agreement with the Company and its Israeli subsidiary, Ormat Systems Ltd. (the "Subsidiary"), dated February 11, 2014 (the "Employment Agreement"), whereby he will commence his employment on April 1, 2014 (the "Commencement Date") but will assume the position of CEO of the Company and the Subsidiary only as of the Effective Date. Pursuant to the Employment Agreement, Mr. Angel will be entitled to the following:

●	Salary: Annual gross salary of NIS 1,620,000 (equates to approximately $463,000), which salary is linked to the consumer price index.

●

Annual Performance Bonus: If the Company's annual consolidated net income ("Annual Profits") is above $20 million, Mr. Angel will be entitled to receive an annual bonus (the "Annual Bonus") equal to (a) 0.75% of Annual Profits of up to $50 million (inclusive), and (b) 1.00% of the portion of the Annual Profits, if any, that is above $50 million; provided that, in any event, the Annual Bonus shall not exceed $750,000.

●

Initial Option Grant: Stock options granted on the Commencement Date to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company's common stock on the date of grant. The options will be granted under the Company's 2012 Incentive Compensation Plan (the "Incentive Plan") and will vest in one installment on the seventh (7th) anniversary of the date of grant. These options expire seven and a half (7.5) years following the grant date.

●

Second Option Grant: Stock options granted on the Commencement Date to purchase 300,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company's common stock on the date of grant. The options will be granted under the Incentive Plan and will vest in four equal installments, commencing with the second (2nd) anniversary of the date of grant. These options expire six (6) years following the grant date. The Second Option Grant will become void if the amendment of the Incentive Plan described below under "Amendment to the Incentive Plan – Increase of Per Grant Limit" is not approved by the Company's stockholders by May 31, 2014.

●

Termination: Each of the Company and Mr. Angel may terminate the employment with the Company, for any reason, by providing a six (6) months of prior notice of such termination (the "Notice Period"). Other than in the case of termination of employment with the Company for "cause" (as defined in the Employment Agreement), Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

●

Termination in connection with a Change of Control: In the event that Mr. Angel's employment is terminated by the Company without cause, or he resigns for a "good reason" (as defined in the Employment Agreement), within two (2) months before, or twelve (12) months following, the consummation of a "change of control" (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six (6) months to twelve (12) months; and (ii) all the stock options described above are accelerated and will become fully vested and exercisable.

The Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Angel from soliciting any employee of the Company for a period of 24 months following his termination of employment and from engaging in activities competitive with the business of the Company or soliciting any customer or supplier of the Company for a period of 24 months following his termination of employment.

The Employment Agreement contains other customary terms, covering matters such as indemnity and insurance; confidentiality; use of leased car; and vacation, health and other benefits, including coverage by the Subsidiary's management insurance plan, to which the Company will contribute a percentage of Mr. Angel’s salary, and contributions by the Subsidiary to an education fund.

The foregoing summary of the Employment Agreement is qualified in its entirety by the text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment of Incentive Plan

In 2012, the Company's stockholders approved the Incentive Plan, under which the named executive officers of the Company, among others, may participate. The Incentive Plan empowers the Board of Directors of the Company, in its discretion, to amend the Incentive Plan in certain respects. Consistent with its authority to amend the Incentive Plan, the Board has adopted and approved certain amendments to the Incentive Plan. The key amendments are as follows:

●

Increase of Per Grant Limit – Amend Section 15(a) of the Incentive Plan to allow the grant of up to 400,000 shares of the common stock of the Company with respect to the initial grant of an equity award to newly hired executive officers in any calendar year. This amendment shall become void if not adopted by the Company's stockholders until May 31, 2014.

●

Acceleration of Vesting - Amend Section 15(l) of the Incentive Plan to clarify the ability of the Company to provide in the applicable award agreement that part and/or all of the award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a "change in control" (as defined in the Plan, as amended).

The foregoing summary of the amendments to the Incentive Plan is qualified in its entirety by the text thereof, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 10.1	Employment Agreement, by and among the Company, Ormat Systems Ltd. and Isaac Angel, dated February 11, 2014.

Exhibit 10.2	Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated).

Exhibit 99.1	Press Release, dated as of February 11, 2014: Ormat Board Names Mr. Isaac Angel as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: February 11, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, by and among the Company, Ormat Systems Ltd. and Isaac Angel, dated February 11, 2014.

10.2	Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated).

99.1	Press Release, dated as of February 11, 2014: Ormat Board Names Mr. Isaac Angel as CEO.